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                                                                   EXHIBIT 10.28
                              FULCRUM DIRECT, INC.


            SEVERANCE, CONFIDENTIALITY AND NON-COMPETITION AGREEMENT


                  THIS AGREEMENT is entered into as of June 27, 1997, by and between Jerry H. Machado ("Machado") and Fulcrum Direct, Inc., a Delaware corporation (together with its subsidiaries, the "Company"). The Company and Machado are sometimes collectively referred to herein as the "Parties" and individually as a "Party".

                  WHEREAS, Machado has been an employee, officer, director and stockholder of Storybook Heirlooms, Inc. ("Storybook"), and as such, possesses special knowledge, abilities and experience regarding the business of Storybook. The Company, Storybook and its shareholders, are parties to a Securities Purchase Agreement, of even date herewith (the "Purchase Agreement"), pursuant to which the Company is purchasing all of the outstanding capital stock of Storybook.

                  NOW, THEREFORE, in consideration of the mutual covenants and agreements set forth herein, the Parties agree as follows:

                  1. The Payments. In consideration of the termination of Machado's employment and the covenants set forth in paragraphs 2 and 3 below, the Company shall pay to Machado $900,000 as severance and $100,000 for the covenants set forth in paragraphs 2 and 3 below, in a single cash payment at the Closing (as defined in the Purchase Agreement) (the "Payment"). Except to the extent of any compensation and/or expenses owed Machado by Storybook prior to the Closing and not then paid, Machado shall not seek or request any other benefits or perquisites from the Company or any other entity, including benefits under COBRA or unemployment insurance.

                  2. Confidential Information. Machado acknowledges that the information, observations and data relating to the business of Storybook which Machado has obtained as an employee, officer, director and stockholder of Storybook are from and after the date hereof, the property of Storybook and thus of the Company and its subsidiaries. Machado agrees that he shall not use for his own purposes or disclose to any third party any of such information, observations or data without the prior written consent of the Company, unless and to the extent that (i) the aforementioned matters become generally known to and available for use by the public other than as a result of Machado's acts or omissions or (ii) the aforementioned matters are required to be disclosed by a court of competent jurisdiction, provided, that immediately upon learning of such requirement or the reasonable likelihood thereof, Machado will notify the Company in writing and will use all reasonable efforts, at the Company's written request, to assist the Company in obtaining a restraining order preventing the disclosure of the aforementioned matters. Machado has delivered to the Company at the Closing Date, and will so deliver hereafter at any time the Company may request, all equipment, memoranda, notes, plans, records, reports, computer tapes, printouts and software and
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other documentation (and copies thereof) relating to the business of the Company and its subsidiaries which Machado may then possess or have under his control.

                  3. Non-Competition.

                           (a) In consideration of the compensation paid to
Machado hereunder (subject to paragraph 4 hereof), Machado agrees that during the period beginning on the date hereof and ending on the fourth anniversary of the date hereof (the "Non-Competition Period"), he shall not, directly or indirectly, either for himself or for any other person, partnership, corporation or company, permit his name to be used by or participate in any business or enterprise identical to or similar to any such business which is engaged in by Storybook on the date hereof which is located in any State or foreign country in which Storybook or the Company conducts business during the Non-Competition Period. For purposes of this Agreement, the term "participate" includes any direct or indirect interest in any enterprise, whether as an officer, director, employee, partner, sole proprietor, agent, representative, independent contractor, consultant, franchisor, franchisee, creditor, owner or otherwise; provided that the term "participate" shall not include ownership of less than 2% of the stock of a publicly-held corporation whose stock is traded on a national securities exchange or in the over-the-counter market. Machado agrees that this covenant is reasonable with respect to its duration, geographical area and scope.

                           (b) During the Non-Competition Period, Machado shall
not (i) induce or attempt to induce any employee of the Company or any of its subsidiaries to leave their employ or in any way interfere with or alter the relationship between the Company or any of its subsidiaries, and any of their employees, (ii) hire any person who was an employee or independent contractor of the Company or any subsidiary at any time during the Non-Competition Period or
(iii) induce or attempt to induce any independent contractor, supplier, licensee, licensor, franchisee or other business relation of the Company or any of its subsidiaries to cease doing business with them or in any way interfere with or alter the relationship between the Company or any of its subsidiaries, and any such person or business relation (including, without limitation, making any negative statements or communications about the Company, its subsidiaries or its employees), provided, that, so long as Machado does not otherwise violate his obligations under this paragraph 3, he (or entities with which he is involved) may engage and do business with, independently, any such party, and may act as a reference for any employee of the Company or of Storybook, as of the Closing, who leaves such employment after the Closing which does not involve any breach by Machado of his obligations hereunder.

                           (c) The Parties hereto agree that the Company would
suffer irreparable harm from a breach by Machado of any of the covenants or agreements contained herein. In the event of an

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alleged or threatened breach by Machado of any of the provisions of this paragraph 3, Storybook, the Company or their successors or assigns may, in addition to all other rights and remedies existing in their favor, apply to any court of competent jurisdiction for specific performance and/or injunctive or other relief in order to enforce or prevent any violations of the provisions hereof (including the extension of the Non-Competition Period by a period equal to the length of the violation of this paragraph 3). In the event of an alleged breach or violation by Machado of any of the provisions of this paragraph 3, the Non-Competition Period described above shall be tolled until such alleged breach or violation has been duly cured. Machado agrees that these restrictions are reasonable.

                           (d) Machado agrees that the covenants made in
paragraph 3(a) shall be construed as an agreement independent of any other provision of this Agreement and shall survive any order of a court of competent jurisdiction terminating any other provision of this Agreement.

                  4. Damages. The allocation of the payments provided for in paragraph 1 hereof is for accounting purposes only and in no event shall be used to determine damages for breaches of the covenants set forth in this Agreement, which damages shall be determined by actual damages caused by any such breach.

                  5. Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of Storybook, the Company and their affiliates, successors and assigns and shall be binding upon and inure to the benefit of Machado and his legal representatives and assigns. The Company may assign or transfer its rights hereunder to any of its affiliates or to a successor corporation in the event of merger, consolidation or transfer or sale of all or substantially all of the assets of the Company.

                  6. Modification or Waiver. No amendment, modification or waiver of this Agreement shall be binding or effective for any purpose unless it is made in a writing signed by the Party against who enforcement of such amendment, modification or waiver is sought. No course of dealing between the Parties to this Agreement shall be deemed to affect or to modify, amend or discharge any provision or term of this Agreement. No delay on the part of the Company or Machado in the exercise of any of their respective rights or remedies shall operate as a waiver thereof, and no single or partial exercise by the Company or Machado of any such right or remedy shall preclude other or further exercises thereof. A waiver of right or remedy on any one occasion shall not be construed as a bar to or waiver of any such right or remedy on any other occasion.

                  7. Governing Law. All issues and questions concerning the construction, validity, enforcement and interpretation of this Agreement and the exhibits and schedules hereto shall be governed by, and construed in accordance with, the laws of the State of Delaware, without giving effect to any choice of law or conflict of

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law rules or provisions (whether of the State of Delaware or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of Delaware.

                  8. Severability. Whenever possible each provision and term of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision or term of this Agreement shall be held to be prohibited by or invalid under such applicable law, then such provision or term shall be ineffective only to the extent of such prohibition or invalidity, without invalidating or affecting in any manner whatsoever the remainder of such provision or term or the remaining provisions or terms of this Agreement; provided that if a court having competent jurisdiction shall find that the covenant contained in paragraph 3(a) hereof is not reasonable, such court shall have the power to reduce the duration and/or geographic area and/or scope of such covenant, and the covenant shall be enforceable in this reduced form.

                  9. No Strict Construction. The language used in this Agreement shall be deemed to be the language chosen by the Parties hereto to express their mutual intent, and no rule of strict construction shall be applied against any Party.

                  10. Machado's Representations. Machado represents and warrants to the Company that (i) his execution, delivery and performance of this Agreement does not and shall not conflict with, or result in the breach of or violation of, any other agreement, instrument, order, judgment or decree to which he is a party or by which he is bound, and (ii) upon the execution and delivery of this Agreement by the Company, this Agreement shall be the valid and binding obligation of his, enforceable in accordance with its terms, except as enforcement may be limited by bankruptcy, moratorium and other creditors' rights laws and by any limitations as to enforceability of equitable remedies as may be observed by the relevant judicial body.

                  11. Complete Agreement. This Agreement, the documents expressly referred to herein, and the other documents executed in connection with the Company's purchase of all the outstanding capital stock of Storybook Heirlooms, Inc. embody the complete agreement and understanding among the parties and supersede and preempt any prior understandings, agreements or representations by or among the parties, written or oral, which may have related to the subject matter hereof in any way.

                  12. Notice. All notices and other communications hereunder, following the Closing Date, shall be in writing, and shall be deemed given upon receipt if delivered personally (including delivery by courier), sent by facsimile transmission (receipt of which is confirmed) or by certified or registered mail, return receipt requested, or by a nationally recognized private overnight courier to the parties at the following addresses (or at such other address for a party as shall be specified by like

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notice):

                  If to the Company:

                           Fulcrum Direct, Inc.
                           4321 Fulcrum Way
                           Rio Rancho, New Mexico  87124
                           Attn:  Scott A. Budoff
                           Facsimile No:  (505) 867-7100

                  If to Machado:

                           Jerry H. Machado
                           1142 Moore Road
                           Woodside, California  94062-1112

                           Facsimile No: (415) 529-1209

                  13. Captions. The captions used in this Agreement are for convenience of reference only and do not constitute a part of this Agreement and shall not be deemed to limit, characterize or in any way affect any provision of this Agreement, and all provisions of this Agreement shall be enforced and construed as if no caption had been used in this Agreement.

                  14. Counterparts. This Agreement may be executed in counterparts, any one of which need not contain the signatures of more than one party, but all such signed counterparts taken together shall constitute one and the same instrument.

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                  IN WITNESS WHEREOF, the undersigned have executed this
Agreement as of the date first above written.

                                     FULCRUM DIRECT, INC.


                                     By:________________________________

                                     Its:_______________________________




                                     ___________________________________
                                     Jerry H. Machado




           [SEVERANCE, CONFIDENTIALITY AND NON-COMPETITION AGREEMENT]

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